EXHIBIT 23(b)



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            Consent of Independent Registered Public Accounting Firm


CEL-SCI Corporation
Vienna, Virginia


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 12, 2007, relating to the consolidated financial statements of CEL-SCI Corporation for the year ended September 30, 2006, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                     /s/ BDO SEIDMAN, LLP

Bethesda, Maryland
May 2, 2007